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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Range Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2005

Dear Fellow Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend our 2005 annual meeting. The meeting will be held at our offices at 777 Main Street, Suite 800, in Fort Worth, Texas on Wednesday, May 18th at 9:00 a.m. local time. The matters to be addressed at the meeting are outlined in the enclosed Notice of Annual Meeting of Stockholders and more fully described in the Proxy Statement. Our officers and representatives of our auditors will be present to respond to questions. Our 2004 Annual Report is also enclosed for your review.

     MacKenzie Partners, Inc. has been retained to assist us in the soliciting process. If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500. Whether or not you expect to attend the meeting, it is important that your shares are voted. Please sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented. You may revoke your proxy at the meeting and vote your shares in person if you wish. In any case, your vote is important regardless of the number of shares you own. Our thanks in advance for your prompt response.

Sincerely yours,

John H. Pinkerton
President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
VOTING PROCEDURES
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION (Authorized Shares)
PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION (Indemnification)
PROPOSAL 4 — APPROVAL OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN
PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN
PROPOSAL 6 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GOVERNANCE OF THE COMPANY
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP
SECURITY HOLDERS SHARING AN ADDRESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

RANGE RESOURCES CORPORATION
777 Main Street, Suite 800
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 18, 2005

     To the Stockholders of Range Resources Corporation:

     The 2005 Annual Meeting of Stockholders of Range Resources Corporation, a Delaware corporation (“Range” or the “Company”), will be held at 777 Main Street, Suite 800 in Fort Worth, Texas on Wednesday, May 18th at 9:00 a.m. Central time. The purposes of the meeting are:

1.	To elect nine directors to the board, each for a one-year term;

2.	To consider and vote on a proposal to adopt an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock, par value $0.01 per share, from 100 million to 250 million shares;

3.	To consider and vote on a proposal to adopt an amendment to the Company’s Restated Certificate of Incorporation to provide for mandatory indemnification of the Company’s directors, officers and employees to be consistent with the indemnification provisions applicable to such persons currently contained in the Company’s Amended and Restated Bylaws.

4.	To consider and vote on a proposal to adopt the Company’s 2005 Equity-Based Compensation Plan;

5.	To consider and vote on a proposal to amend the 2005 Equity-Based Compensation Plan increasing the number of shares of common stock authorized to be issued under that plan by 750,000 shares;

6.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

7.	To transact such other business as may arise that can properly be conducted at the meeting or any adjournment.

     This notice is being sent to holders of the Company’s common stock of record at the close of business on April 1, 2005. Each holder has the right to vote at the meeting or any adjournment or postponement. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for ten days prior to the meeting at the Company’s offices. The list will also be available during the meeting for inspection by stockholders.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. You may revoke your proxy at any time prior to its exercise. If present at the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney L. Waller
Secretary

April 18, 2005
Fort Worth, Texas

RANGE RESOURCES CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders
May 18, 2005

INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Range Resources Corporation, a Delaware corporation, for use at the 2005 Annual Meeting of Stockholders. The meeting will be held Wednesday, May 18, 2005 at 9:00 a.m. Central time, at the Company’s offices at 777 Main Street, Suite 800, Fort Worth, Texas 76102. The items to be considered are summarized in the Notice of Annual Meeting of Stockholders and more fully described in this Proxy Statement. This Proxy Statement and the proxy form were first mailed on or about April 18, 2005, to all holders of record of the Company’s common stock, $.01 par value, on April 1, 2005. Shares of the common stock represented by proxies will be voted as described below or as specified by each stockholder. Any proxy given by a stockholder may be revoked at any time prior to the voting by delivering a written notice to the Secretary of the Company, by executing and delivering a subsequently dated proxy or by attending the meeting, withdrawing the proxy and voting in person.

     The persons named as proxies are John H. Pinkerton and Rodney L. Waller, President and Secretary of the Company, respectively. The cost of preparing and mailing this Proxy Statement and any other related material will be paid by the Company. The Company has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the solicitation. For these services, the Company will pay MacKenzie Partners a fee of approximately $6,000 and reimburse it for certain out-of-pocket expenses. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company may solicit proxies personally. The Company will request brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock and will reimburse them for their expenses.

VOTING PROCEDURES

Voting Stock and Record Date

     Only stockholders of record for the common stock at the close of business on April 1, 2005 will be entitled to vote at the meeting. On April 1, 2005, ___shares of common stock were outstanding with each share entitling the holder to one vote on each matter. Stockholders are not entitled to cumulative voting rights.

Quorum and Adjournments

     The presence, in person or by proxy, of stockholders holding a majority of the votes eligible to be cast is necessary to constitute a quorum at the meeting. If a quorum is not present at the meeting, the holders of a majority of the common stock entitled to vote who are present or represented by proxy at the meeting have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Company’s bylaws the chairman of the meeting has the power to adjourn the meeting for any reason from time to time without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting.

Votes Required

     Assuming a quorum is present at the meeting, the stockholders will elect directors and ratify the independent registered public accounting firm by a plurality of the eligible votes present or represented by proxy at the meeting. Approval of Proposals 2 and 3 require an affirmative vote of a majority of the outstanding shares of common stock. Approval of proposals 4 and 5 require an affirmative vote of the majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposals.

Broker Non-Votes and Abstentions

     Brokers who hold shares in street name for customers are required to vote as the beneficial owners instruct. A “broker non-vote” occurs when a broker does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Brokers are not permitted to vote on non-discretionary items if they have not received instructions from the beneficial owners. Brokers are permitted to indicate a “broker non-vote” on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present at the meeting. Abstentions and broker non-votes are tabulated separately, with abstentions counting in the tabulation of the votes cast on a proposal for purposes of determining whether a proposal has been approved while broker non-votes relating to a proposal are not counted as a vote cast with respect to that proposal.

     Proposals 1 and 6 are considered discretionary items, so the Company does not anticipate that any broker non-votes will be recorded. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections and the ratification of the independent registered public accounting firm. Proposals 2, 3, 4 and 5 are considered non-discretionary items under the new regulations promulgated by the New York Stock Exchange and approved by the Securities and Exchange Commission because the proposals involve increasing the authorized common shares and involve equity-based compensation plans. Therefore, if you hold your common stock in street name with your broker, your broker will not be able to vote in favor or against the proposal without your specific instructions. As proposals 2 and 3 require an affirmative vote of a majority of the shares of common stock outstanding, abstentions and broker non-votes will have the effect of votes against these proposals. Abstentions will also have the effect of votes against proposals 4 and 5, but broker non-votes will have a neutral effect on these proposals.

Stockholders of Record

     If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

Beneficial Owner

     If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

     Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Voting in Person

     Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

Default Voting

     A proxy that is properly completed and returned will be voted at the meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” all proposals listed in the Notice of Annual Meeting of Stockholders and any other business that may properly come before the meeting or any adjournment or postponement. If the Company proposes to adjourn the meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the meeting.

Revocation of Proxy

     A stockholder executing and returning a proxy may revoke it at anytime before it is exercised at the annual meeting by giving written notice of the revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a later dated proxy. Attendance at the annual meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to the Secretary of the Company before the proxy is exercised. If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the recordholder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Voting Results

     We intend to announce preliminary voting results at the annual meeting and publish final results on our website and in our quarterly report on Form 10-Q for the second quarter of 2005.

This Proxy Statement is dated April 18, 2005.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nomination and Election of Directors

     The current term of office of all the Company’s directors expires at the 2005 annual meeting. The Board proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified: Robert E. Aikman, Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, Allen Finkelson, Jonathan S. Linker and John H. Pinkerton. In addition, the Board has approved the expansion of the Board of Directors by two additional directors effective at the Annual Meeting and proposes Kevin S. McCarthy and Jeffrey L. Ventura as nominees. Each of the nominees has consented to serve if elected. If any one of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. The Board does not presently contemplate that any of the nominees will become unavailable for election.

Information Concerning Nominees

     The following table sets forth the names of the nominees and certain information with regard to each nominee. There is no family relationship between any director and executive officer of the Company.

		Held
Name	Age	Office Since	Current Position
Robert E. Aikman	73	1990	Director

Charles L. Blackburn	77	2003	Chairman of the Board

Anthony V. Dub	55	1995	Director

V. Richard Eales	69	2001	Director

Allen Finkelson	58	1994	Director

Jonathan S. Linker	56	2002	Director

Kevin S. McCarthy	46	—	Director Nominee

John H. Pinkerton	51	1988	Director and President/CEO

Jeffrey L. Ventura	47	—	Director Nominee and EVP – Chief Operating Officer

     Robert E. Aikman became a director in 1990. Mr. Aikman has more than 50 years experience in oil and gas exploration and production throughout the United States and Canada. From 1984 to 1994, he was Chairman of the Board of Energy Resources Corporation. From 1979 through 1984, he was the President and principal shareholder of Aikman Petroleum, Inc. From 1971 to 1977, he was President of Dorchester Exploration Inc. and from 1971 to 1980, he was a director and a member of the Executive Committee of Dorchester Gas Corporation. Since 1998, Mr. Aikman has been Chairman of WhamTech, Inc, an information technology company, and from 1988 to 2004 he was President of The Hawthorne Company, an entity which organizes joint ventures and provides advisory services for the acquisition of oil and gas properties and the restructuring, reorganization and/or sale of oil and gas companies. In addition, Mr. Aikman is a director of the Panhandle Producers and Royalty Owners Association and a member of the Independent Petroleum Association of America and American Association of Petroleum Landmen. Mr. Aikman received a Bachelor of Arts/Sciences from the University of Oklahoma.

     Charles L. Blackburn was elected as a director in April 2003 and appointed as the non-executive Chairman of the Board. Mr. Blackburn has more than 40 years experience in oil and gas exploration and production serving in several executive and board positions. Previously, he served as Chairman and Chief Executive Officer of Maxus Energy Corporation from 1987 until that company’s sale to YPF Socieded Anonima in 1995. Maxus was the oil and gas producer which remained after Diamond Shamrock Corporation’s spin-off of its refining and marketing operations. Mr. Blackburn joined Diamond Shamrock in 1986 as President of their exploration and production subsidiary. From 1952 through 1986, Mr. Blackburn was with Shell Oil Company, serving as Director and Executive Vice President for exploration and production for the final ten years of that period. Mr. Blackburn has previously served on the Boards of Anderson Clayton and Co. (1978-1986), King Ranch Corp. (1987-1988), Penrod Drilling Co. (1988-1991), Landmark Graphics Corp. (1992-1996) and Lone Star Technologies, Inc. (1991-2001). Currently, Mr. Blackburn also serves as an advisory director to the oil and gas loan committee of Guaranty Bank. Mr. Blackburn received his Bachelor of Science degree in Engineering Physics from the University of Oklahoma.

     Anthony V. Dub became a director in 1995. Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York. Prior to forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston (“CSFB”). Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981. Mr. Dub led a number of departments during his 27 year career at CSFB including the Investment Banking Department. Mr. Dub is also Vice Chairman and a director of Capital IQ, Inc. (“CIQ”), the leader in helping organizations capitalize on synergistic integration of market intelligence, institutional knowledge and relationships. CIQ provides solutions to investment banks, investment managers, private equity funds, corporations and professional service providers. Mr. Dub received a Bachelor of Arts, magna cum laude, from Princeton University.

     V. Richard Eales became a director in 2001. Mr. Eales has over 35 years of experience in the energy, high technology and financial industries. He is currently retired, having been a financial consultant serving energy and information technology businesses from 1999 through 2002. Mr. Eales was employed by Union Pacific Resources Group Inc. from 1991 to 1999 serving as Executive Vice President from 1995 through 1999. Prior to 1991, Mr. Eales served in various financial capacities with Butcher & Singer and Janney Montgomery Scott, investment banking firms, as CFO of Novell, Inc., a technology company, and in the treasury department of Mobil Oil Corporation. Mr. Eales received his Bachelor of Chemical Engineering from Cornell University and his Masters in Business Administration from Stanford University.

     Allen Finkelson became a director in 1994. Mr. Finkelson has been a partner at Cravath, Swaine & Moore LLP since 1977, with the exception of the period 1983 through 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson joined Cravath, Swaine & Moore, LLP in 1971. Mr. Finkelson earned a Bachelor of Arts from St. Lawrence University and a J.D. from Columbia University School of Law.

     Jonathan S. Linker became a director in 2002. Mr. Linker previously served as a director of Range from August 1998 until October 2000. He has been active in the energy business since 1972. Mr. Linker began working with First Reserve Corporation in 1988 and was a Managing Director of the firm from 1996 until July 2001. Mr. Linker is currently an energy consultant. Mr. Linker has been President and a director of IDC Energy Corporation since 1987, a director and officer of Sunset Production Corporation since 1991 serving currently as Chairman, and Manager of Shelby Resources Inc., a small, privately-owned exploration and production company. He is a director and serves as chair of the audit committee of First Wave Marine, Inc. a private company providing shipyard and related services in the Houston-Galveston area. Mr. Linker received a Bachelor of Arts in Geology from Amherst College, a Masters in Geology from Harvard University and a MBA from Harvard University’s Graduate School of Business Administration.

     Kevin S. McCarthy is a nominee for election as a director at the 2005 Annual Meeting. Mr. McCarthy is Chairman of the Board, President, and Chief Executive Officer of Kayne Anderson MLP Investment Company which is a NYSE listed closed-end investment company. Mr. McCarthy joined Kayne Anderson in June 2004 from UBS Securities LLC where he was most recently global head of energy. In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the MLP industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. He began his investment banking career in 1984. He earned a BA degree in Economics and Geology from Amherst College and an MBA degree in Finance from the University of Pennsylvania’s Wharton School.

     John H. Pinkerton, President, Chief Executive Officer and a director, became a director in 1988. He joined Range as President in 1990 and was appointed Chief Executive Officer in 1992. Previously, Mr. Pinkerton was Senior Vice President of Snyder Oil Corporation (“SOCO”). Prior to joining SOCO in 1980, Mr. Pinkerton was with Arthur Andersen. Mr. Pinkerton received his Bachelor of Arts in Business Administration from Texas Christian University and his Master of Arts in Business Administration from the University of Texas.

     Jeffrey L. Ventura is a nominee for election as a director at the 2005 Annual Meeting. Mr. Ventura also serves as the Company’s Executive Vice President and Chief Operating Officer. Mr. Ventura joined the Company in July 2003. Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation which he joined in 1997. Prior to 1997, Mr. Ventura spent eight years at Maxus Energy Corporation where he managed various engineering, exploration and development operations and was responsible for coordination of engineering technology. Previously, Mr. Ventura was with Tenneco, where he held various engineering and operating positions. Mr. Ventura holds a Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University.

Required Vote and Recommendation

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     The Board of Directors recommends a vote FOR the election of each of the nominees.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION
(Authorized Shares)

General

     The authorized capital stock of the Company presently consists of 100 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $1.00 per share. The number of shares of Common Stock outstanding as of April 1, 2005 was [___]. Allowing for the number of shares of common stock outstanding or reserved for future issuance, only approximately eight million authorized shares of common stock remain freely available for issuance. The Board of Directors has determined that the number of unreserved shares of commons stock presently available for issuance is not sufficient to provide for the needs of the Company. An increase in the authorized shares available for issuance would give the Company greater flexibility to respond to future developments without the expense and delay of a special meeting of stockholders.

     The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to Article Fourth of the Company’s restated certificate of incorporation that would increase the number of authorized shares of common stock from 100 million to 250 million. To effect such increase, the first paragraph of Article Fourth of our restated certificate of incorporation will be amended to read in its entirety as follows:

     “FOURTH: (1) The total number of shares of all classes of stock that the Corporation shall have authority to issue is 260 million shares, divided into classes as follows:

     250 million        Common shares having a par value of $.01 per share; and

     10 million           Preferred shares having a par value of $1.00 per share.”

     The amendment will have no effect on the number of shares of preferred stock we are authorized to issue. No shares of our preferred stock are currently issued, outstanding or reserved for issuance. The additional shares for which authorization is sought would be identical to the shares of our common stock now authorized. The holders of our common stock do not presently have preemptive rights to subscribe for any of our securities and will not have any such rights to subscribe for the additional shares proposed to be authorized. If the amendment is approved by the required vote of our stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

     Our Board of Directors and management believe that additional shares of our common stock should be authorized for issuance to provide the flexibility to issue our common stock for proper corporate purposes. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for working capital or capital expenditures and providing incentives through stock option or other incentive plans. We have no plan, commitment or understanding at this time to issue any shares of our common stock other than those currently reserved for issuance. Our Board believes, however, that the availability of additional shares of our common stock for issuance will enable us to take advantage of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders at the time such additional shares may be needed.

     If the amendment is approved, the increase in authorized shares will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of our common stock. However, the issuance of additional shares of our common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock.

     Authorized but unissued shares of our common stock could be used by our Board to make a change in control of our company more difficult, even if stockholders viewed such change in control as favorable to their interests. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our company. Such shares could be privately placed with purchasers who might side with our Board in opposing a hostile takeover bid. We are not aware of any effort to accumulate our common stock or obtain control of our company by a tender offer, proxy contest or otherwise, and we have no present intention to use the increased number of available shares for antitakeover purposes.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Company’s outstanding common stock is required to approve this proposal. See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

     The Board believes adoption of the amendment is in the Company’s best interest and recommends that the stockholders vote FOR the proposed amendment.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION
(Indemnification)

     The Board of Directors has unanimously adopted a resolution setting forth a proposal to amend Article Seventh, Section 5 of our restated certificate of incorporation to provide for mandatory indemnification to the Company’s directors, officers and employees to the fullest extent permitted under the Delaware General Corporation (“DGCL”). This amendment is being proposed to more closely conform the indemnification provisions for directors, officers and employees with the indemnification provisions currently contained in the Amended and Restated Bylaws of the Company and eliminate any ambiguity that may exist with respect to such provisions pertaining to indemnification.

     The Amended and Restated By-Laws of the Company currently provide that the Company will indemnify and hold harmless its directors, officers, employees and agents to the fullest extent authorized by the DGCL. The Bylaws may be amended by the Board or by stockholders holding 80% of the outstanding shares of the Company entitled to vote on the election of directors. No amendment to the Bylaws is being requested.

     The Company’s restated certificate of incorporation, currently provides that the Company will indemnify its directors, officers or employees where such person has been successful on the merits or otherwise in any action, suit or proceeding. If such person is not successful on the merits or otherwise, and such person had no reasonable cause to believe the conduct was unlawful, then a majority of the members of the Company’s board of directors, who were not parties to such action, suit or proceeding or one or more disinterested counsel to whom the board of directors may refer the matter, may determine that the applicable standard of conduct was met and indemnify the person. However, if the proceeding is by or in the right of the Company, no indemnification will be provided to any person adjudged by any court to be liable for negligence or misconduct except to the extent determined by such court.

     The text of the proposed amendment to Article Seventh, Section 5 of the restated certificate is set forth below:

     “(5) The corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer or employee of the corporation or (ii) while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director, officer or employee who is elected and accepts the position of director, officer or employee of the corporation or elects to continue to serve as a director, officer or employee of the corporation while this Section 5 is in effect. Any repeal or amendment of this Section 5 shall be prospective only and shall not limit the rights of any such director, officer or employee or the obligations of the corporation with respect to any claim arising from or related to the services of such director, officer or employee in any of the foregoing capacities prior to any such repeal or amendment to this Section 5. Such right shall include the right to be paid by the corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The corporation may also indemnify any agent of the corporation to the fullest extent permitted by law.

     As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding.”

     In recent years there has been an increase in the amount of litigation seeking to impose liability on directors and officers of publicly held corporations. The costs of defending or settling these actions, whether or not the actions are well founded, may be substantial. Even in proceedings in which a director or officer is not named as a defendant, an individual may incur substantial expenses or attorneys’ fees if he or she is called as a witness or becomes involved in the proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of the proceedings in which he or she may become involved exceeds any benefit to him or her from serving as a director, officer or employee of the Company. Although the Company has not experienced significant difficulty in attracting and retaining well qualified directors, officers and employees in the past, the Board of Directors believes that the continued success of the Company in attracting and retaining qualified directors, officers and employees is dependent, at least in part, on the Company’s ability to be competitive with other corporations that have adopted provisions providing for the fullest indemnification protection available.

     Also, as noted above, the Bylaws may be amended by a majority of the Board of Directors present at any meeting or by stockholders holding at least 80% of the outstanding common stock. If this proposal is approved by the required vote of our stockholders,

•	it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, and

•	the indemnification provisions contained in Article Seventh, Section 5 of the restated certificate will be subject to amendment only upon approval of a subsequent amendment approved by the stockholders of the Company holding a majority of the outstanding shares of common stock.

     The Board of Directors believes that the proposed amendment to Article Seventh, Section 5 of the Restated Certificate will eliminate ambiguity and provide greater certainty as to the extent of indemnification provided to the Company’s directors, officers and employees and help enable the Company to remain competitive in recruiting directors and officers.

     The Board of Directors recognizes that current and future directors, officers and employees could benefit from the approval of the proposed amendment and, therefore, the directors and officers may be considered to have a conflict of interest. The Board of Directors believes, however, that the proposed amendment is in the best interests of the Company. The proposed amendment is not being made in response to any proposed or threatened stockholder derivative actions involving the Company or other attempt to impose liability on the directors or officers of the Company.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Company’s outstanding common stock is required to approve this proposal. See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

     The Board believes adoption of the amendment is in the Company’s best interest and recommends that the stockholders for FOR the proposed amendment.

PROPOSAL 4 — APPROVAL OF THE COMPANY’S
2005 EQUITY-BASED COMPENSATION PLAN

General

     The Board of Directors has recommended, subject to stockholder approval, the adoption of the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “2005 Plan”). The material features of the 2005 Plan are described below. If the 2005 Plan is approved, the number of shares available for issuance under the 2005 Plan will equal the number of unused shares of common stock previously approved by shareholders for the Company’s 1999 Stock Option Plan (the “1999 Plan”) and available for awards under the 1999 Plan (including shares with respect to forfeitures that become available under the 1999 Plan) and future grants under the 1999 Plan will cease. With the approval of the 2005 Plan, there will be no increase in the number of authorized common shares that could be issued under existing equity compensation plans than currently authorized. Therefore, there will be no increase in voting dilution due to the approval of the 2005 Plan. With the approval of the 2005 Plan, the Compensation Committee will be able to utilize a greater array of equity compensation alternatives in structuring compensation arrangements for Company personnel.

     As of April 1, 2005, the remaining authorized shares of common stock with respect to which awards can be granted under the 1999 Plan was 2,894,222 and the Company does not intend to grant additional awards under the 1999 Plan between April 1, 2005 and May 18, 2005. As of April 1, 2005, there were 4,935,219 shares underlying awards outstanding under the 1999 Plan. The 4,935,219 shares underlie outstanding options with exercise prices that range from $1.93 to $23.28 or a weighted average exercise price of $10.90.

Description of the Plan

     The description of the 2005 Plan set forth below is a summary of the principal features of the 2005 Plan as proposed. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan. The summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached hereto as Exhibit A and incorporated by reference. The purpose of the 2005 Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees, directors, consultants and advisors of the Company by providing such individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of the common stock, par value $.01 per share, of the Company (“Stock”). The 2005 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ. The Company will seek to achieve the 2005 Plan’s purpose by providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) phantom stock rights (“Phantom Stock Rights”), (vi) annual cash incentive awards (“Annual Incentive Awards”), or (vii) any combination of such awards (collectively referred to as “Awards”). No Incentive Options may be made under the 2005 Plan after the date that is ten years from the date the 2005 Plan was adopted.

     The 2005 Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “— Federal Tax Consequences.” The 2005 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). If approved, the 2005 Plan will be effective as of May 18, 2005 (the “Effective Date”).

Administration of the 2005 Plan

     The Board will appoint the Compensation Committee to administer the 2005 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the 2005 Plan. Unless otherwise limited by the 2005 Plan, Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), or the Code, the Compensation Committee has broad discretion to administer the 2005 Plan, interpret its provisions, and adopt policies for implementing the 2005 Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of Stock, or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), accelerate the exercise terms of an Option, delegate duties under the 2005 Plan, terminate, modify or amend the 2005 Plan (subject to Board ratification), and execute all other responsibilities permitted or required under the 2005 Plan.

Persons Who May Participate in the 2005 Plan

     Any individual who provides services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), and is designated by the Compensation Committee to receive an Award under the 2005 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by the Company for determining eligibility under the 2005 Plan. Any individual granted an Award which remains outstanding under the 2005 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2005 Plan. As of April 1, 2005, the Company has six non-employee directors, 24 officers and approximately 500 other employees who would be eligible to participate in the 2005 Plan.

     A Participant under the 2005 Plan will be eligible to receive an Award pursuant to the terms of the 2005 Plan and subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted if the Award relates to a number of shares of Stock which exceeds the number of shares which remain available under the 2005 Plan minus the number of shares issuable in settlement of or relating to outstanding Awards. Additionally, no Awards, the value of which are not based on Stock, may be granted in any fiscal year of the Company to Eligible Persons likely to be Covered Employees (as defined below) in excess of $2,500,000.

     With respect to Incentive Options, a Participant must be an employee of the Company or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth anniversary of the date of grant.

Securities to be Offered

     Shares Subject to the 2005 Plan. The maximum aggregate number of shares of Stock that may be issued pursuant to any and all Awards under the 2005 Plan (subject to any adjustment due to recapitalization or reorganization permitted under the 2005 Plan) will be a number equal to (i) 9,250,000 shares of Stock (the number of shares of Stock approved for issuance under the Company’s 1999 Plan), less (ii) the number of shares of Stock issued under the 1999 Plan prior to the Effective Date and the number of shares issuable pursuant to awards under the 1999 Plan outstanding as of the Effective Date, plus (iii) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued (the “Plan Shares”). If no further awards are granted prior to the Effective Date, 2,894,222 shares will be available for awards under the 1999 Plan and there will be 4,935,219 shares underlying awards outstanding under the 1999 Plan as of such date.

     If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock or is otherwise terminated without a delivery of shares to a Participant, the shares of Stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the 2005 Plan to the extent allowable by law. The Stock sold pursuant to the 2005 Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares which have been reacquired by the Company including shares which have been bought on the market for the purposes of the 2005 Plan. The fair market value of the Stock on a given date will be the last reported sales price so reported by the New York Stock Exchange (the “NYSE”) for the Stock on such date or, if no such sale takes place on such day, the average of the closing bid and asked prices for that day, or, if no such closing prices are available, the last reported sales price so reported on the last business day before the date in question. There are no fees, commissions or other charges applicable to a purchase of Stock under the 2005 Plan.

Awards

     Stock Options. The Company may grant Options to Eligible Persons including (i) Incentive Options (only to employees of the Company or its subsidiaries) which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2005 Plan will be stated in the Option agreement and may vary; however, the exercise price for an Incentive Option must not be less than the greater of (a) the par value per share of Stock or (b) the fair market value per share as of the date of grant. The exercise price per share of Stock subject to an Option other than an Incentive Stock Option will not be less than the par value per share of the Stock (but may be less than the fair market value of a share of the Stock on the date of grant). Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. Any Incentive Option which fails to comply with Section 422 of the Code for any reason, will result in the reclassification of the Option to a Nonstatutory Option which will be exercisable as such. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in Stock, other Awards or other property) and the methods and forms in which Stock will be delivered to a Participant.

     SARs. SARs may be awarded in connection with or separate from an Option. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the Stock on the date of exercise or settlement over the grant price of the SAR as determined by the Compensation Committee. SARs awarded in connection with an Option will entitle the holder, upon exercise or settlement, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised or settled. The surrendered Option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable. SARs granted independently of an Option will be exercisable or settled as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee provides in the Award agreement governing the SAR.

     Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the 2005 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Stock subject to the Restricted Stock Award or to receive dividends on the Stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee) during the restriction period. Unless otherwise waived by the Compensation Committee, a Restricted Stock Award which is subject to forfeiture restrictions will be forfeited and reacquired by the Company upon termination of employment. As a condition of a Restricted Stock Award grant, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the 2005 Plan, if such arrangements are in place. Unless otherwise determined by the Compensation Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Stock or other property has been distributed.

     Phantom Stock Rights. Phantom Stock Rights are rights to receive Stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject Phantom Stock Rights to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement which may lapse at such times determined by the Compensation Committee. Phantom Stock Rights may be satisfied by delivery of Stock, cash equal to the fair market value of the specified number of shares of Stock covered by the Phantom Stock Rights, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Except as otherwise provided by the Compensation Committee in the Award agreement or otherwise, Phantom Stock Rights subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of Stock covered by Phantom Stock Rights will be either (i) paid with respect to such Phantom Stock Rights on the dividend payment date in cash or in shares of unrestricted Stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Phantom Stock Rights, other Awards, or other investment vehicles permitted by the Compensation Committee and elected by the Participant, unless otherwise determined by the Compensation Committee on the date of grant.

     Bonus Stock and Awards in Lieu of Company Obligations. The Compensation Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2005 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Compensation Committee will determine any terms and conditions applicable to grants of Stock or other Awards, including performance criteria associated with an Award. Any grant of Stock to an officer of the Company or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Compensation Committee.

     Dividend Equivalent. Dividend equivalents may be granted entitling a Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

     Other Stock-Based Awards. Participants may be granted, subject to applicable legal limitations and the terms of the 2005 Plan and its purposes, other Awards related to Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may be granted as an element of or a supplement to any Awards permitted under the 2005 Plan.

     Performance Awards. The Compensation Committee may designate that certain Awards granted under the 2005 Plan constitute “performance” Awards or grant separate cash bonus Annual Incentive Awards as performance Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, performance Award also means an Annual Incentive Award granted to the chief executive officer or any other person designated by the Compensation Committee, at the time of grant of the performance Award, as likely to be one of the next four highest paid officers of the Company (a “Covered Employee”). One or more of the following business criteria for the Company on a consolidated basis and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Compensation Committee: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; (xi) finding and development costs; (xii) production growth; or production growth per share; (xiii) cash flow; or cash flow per share; (xiv) reserve replacement; and (xv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, including the group selected by the Company for purposes of the stock performance graph contained in this Proxy Statement.

Other Provisions

     Tax Withholding. At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a Participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Stock issuable pursuant to the Award based on the fair market value of the shares.

     Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an Award under the 2005 Plan.

     Change in Control. Upon a change in control (as such term is defined in the 2005 Plan) the Compensation Committee may, in its discretion, effect one or more of the following alternatives with respect to Options (which may vary both among different holders and different Options held by the same holder): (i) accelerate the exercisability of the Options to be exercised before a specified date, after which unexercised Options will terminate; (ii) require the mandatory surrender to and repurchase by the Company of all outstanding Options; (iii) provide that the number and class of shares of Stock covered by an Award theretofore granted be adjusted so that such Award will thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the transaction if the holder had held the shares of Stock subject to the Award; or (iv) make such adjustments to the Options deemed appropriate by the Compensation Committee (including no adjustment). The Compensation Committee will make such changes as it deems appropriate in the number and price of shares of Stock or other consideration subject to other Awards. Also, the Compensation Committee may, in its discretion, fully vest and cause all restrictions to lapse applicable to any Restricted Stock Award. Any such action may vary both among different Restricted Stock Award holders and different Restricted Stock Awards held by the same holder. As currently drafted, the Company’s change in control plans provide for the accelerated vesting of Awards upon a change in control.

     Amendment. Without stockholder approval, the Board may at any time and from time to time with respect to any shares which, at the time, are not subject to Awards, suspend, discontinue, revise, or amend the 2005 Plan in any respect whatsoever, and may amend any provision of the 2005 Plan or any Award agreement to make the 2005 Plan or the Award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, ERISA, or any other law, rule or regulation that may affect the 2005 Plan. Such amendments are subject to stockholder approval to the extent such approval is required by any state or federal law and regulation or the rules of the NYSE. The Board may also amend, modify, suspend or terminate the 2005 Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the 2005 Plan or for any other purpose permitted by law. The 2005 Plan may not be amended without stockholder approval to increase the aggregate number of shares of Stock that may be issued under the 2005 Plan. Except as provided above, no amendment, modification, suspension or termination of the 2005 Plan may alter or impair Awards previously granted under the 2005 Plan without the consent of the affected Participant. Further, no Award may be altered or amended, and no exchange of Awards may be effected that, in either case, would constitute the repricing of Options for the purposes of the rules of the NYSE. The 2005 Plan also provides that no options may be granted with reload features.

     Transferability of Awards. In accordance with rules prescribed by the Compensation Committee, the Compensation Committee may permit a person to transfer in the form of a gift, Nonstatutory Options, SARs, Phantom Stock Rights, or Restricted Stock Awards (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) (i) to a child (including a step or in-law relationship), grandchild, parent (including a step or in-law relationship), grandparent, spouse, former spouse, sibling (including an in-law), niece, or nephew, including adoptive relationships in any case, and any person sharing the household of a holder of such Award (“Immediate Family Members”), (ii) to a trust established for the exclusive benefit of one or more Immediate Family Members, (iii) to a partnership in which Immediate Family Members are the only partners or (iv) pursuant to a qualified domestic relations order. An SAR granted in tandem with a Nonstatutory Option will not be transferable other than in connection with the transfer of the Nonstatutory Option to which the SAR relates. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution.

     Following the transfer of any Award described above, such Awards will remain subject to the same terms and conditions as were applicable to such Awards immediately prior to transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred Awards. When transferred Awards are exercised by a transferee, the Stock received as a result of the exercise may be subject to the one year holding period and other limitations on resale prescribed by Rule 144 promulgated under the Securities Act of 1933. In addition, Awards transferred by a Participant subject to the reporting requirements of Section 16(a) of the Exchange Act to Immediate Family Members in the same household as the transferor will continue to be reportable by the transferor as indirectly owned by the transferor.

     Any holder of an Award desiring to transfer such Award to an Immediate Family Member must make an application for transfer and comply with such other requirements the Compensation Committee may require. To the extent regulations promulgated under the Exchange Act permit Awards to be transferred in circumstances other than as described above, the Compensation Committee may, but will not be obligated to, amend the 2005 Plan to permit transfers as permitted by such regulations.

Federal Tax Consequences

     The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2005 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2005 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

     Nonstatutory Options; SARs; Incentive Options. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

     Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     The Company and its subsidiaries will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

     Under current rulings, if a Participant transfers previously held shares of Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Stock received upon exercise which equals the number of shares of previously held Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

     The 2005 Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “— Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

     The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

     In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $11,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

     This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

     The IRS has not specifically addressed the tax consequences of a transfer of SARs.

     Phantom Stock Rights; Restricted Stock Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Phantom Stock Rights denominated in Stock, but rather, will generally recognize ordinary compensation income at the time he receives Stock in satisfaction of the Phantom Stock Rights in an amount equal to the fair market value of the Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Stock pursuant to a Restricted Stock Award or bonus stock Award in an amount equal to the fair market value of the Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Stock (i) when the Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

     A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Stock or cash received. Dividends that are received by a Participant prior to the time that the Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions with respect to the shares lapse.

     Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

     Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

     The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2005 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

     Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2005 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such performance-based Awards will result in compensation, for a Participant, in a given period which exceeds a specified limitation. A Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards, the value of which are not based on the value of shares of Stock, equal to more than $2,500,000 in any fiscal year of the Company. Although the 2005 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. The 2005 Plan as proposed in this Proposal 4 does not provide for the grant of Stock-based Awards to Covered Employees that constitute performance-based compensation for purposes of Section 162(m) of the Code. See “— Awards – Performance Awards.”

Benefits Under the 2005 Plan

     The Awards, if any, that will be granted to eligible persons under the 2005 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting in person or by proxy and entitled to vote on the proposals at the meeting is required after considering any abstentions. If the 2005 Plan is approved by the required vote of our stockholders, no further awards will be issued under the 1999 Plan (other than shares issued upon the exercise of outstanding awards). If the 2005 Plan is not approved by the stockholders at the Annual Meeting, the 2005 Plan will not be adopted and no Awards will be granted under the 2005 Plan and awards will continue to be granted under the 1999 Plan. See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

     The Board recommends that you vote FOR the approval of the adoption of the Range Resources Corporation 2005 Equity-Based Compensation Plan.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT
TO THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN

Proposed Amendment

     Subject to stockholder approval, the Board of Directors has approved an amendment to Sections 4 and 5 of the 2005 Equity-Based Compensation Plan (the “2005 Plan”) to (i) increase the number of shares of common stock authorized to be issued under the 2005 Plan by 750,000 shares and (ii) ensure the full deductibility of certain performance-based Awards related to Stock made to Covered Employees. A complete copy of the proposed First Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan is attached as Exhibit B and a full copy of the 2005 Plan is attached as Exhibit A. A summary description of the proposed 2005 Plan can be found under Proposal 4. The statements made in this

Proxy Statement regarding the amendment to the Company’s 2005 Plan should be read in conjunction with and are qualified in their entirety by reference to such summary and Exhibits A and B.

Description of the Proposed Amendment

     The Board has determined that, in order to give the Company the ability to attract and retain the executive and key employee talent necessary for the Company’s continued growth and success, the number of Plan Shares should be increased by 750,000, and is proposing an amendment to effect such increase.

     In addition, the Board has determined that the 2005 Plan should be amended to provide that Awards made to Covered Employees related to the additional 750,000 Plan Shares will constitute performance-based compensation for purposes of Section 162(m) of the Code to ensure that such Awards will be fully deductible by the Company. The 2005 Plan currently provides, and will to continue to provide, that the Compensation Committee may require the satisfaction of certain performance standards before Awards under the 2005 Plan are granted or before such Awards vest, and to provide a maximum amount of compensation that individuals who are Covered Employees may receive with respect to such Awards that are not related to Stock in any fiscal year of the Company. The Board has determined that the 2005 Plan should be amended to extend this treatment to Awards that are related to the additional 750,000 Plan Shares. Therefore, the Board has determined that the 2005 Plan should be amended to provide that any Stock-based performance awards granted to a Covered Employee in any fiscal year of the Company may not relate to more than 300,000 shares of Stock (but only with respect to the 750,000 additional Plan Shares), subject to adjustment for recapitalizations and similar transactions as described in the 2005 Plan.

     If the amendment to the 2005 Plan is approved at the Annual Meeting, the performance standards implemented by the Compensation Committee with respect to certain awards under the 2005 Plan will continue to be based on one or more of the business criteria summarized above in Proposal 4. In addition, the eligibility provisions of the 2005 Plan will remain unchanged.

Reason for the Proposed Amendment

     If the proposed amendment is approved, the 750,000 additional Plan Shares will be immediately available for future awards. If no future awards are granted under the 1999 Plan prior to the Effective Date, 2,894,222 shares will be available for awards under the 2005 Plan. In addition, any shares related to options currently outstanding under the 1999 Plan which lapse or are forfeited, will become available for issuance under the 2005 Plan. Therefore, if the proposed amendment is approved, the maximum number of Plan Shares (assuming none of the shares underlying unvested options under the 1999 Plan lapse or are forfeited) will increase from 2,894,222 to 3,644,222. While the Board is cognizant of the potential dilutive effective of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. In determining the number of additional Plan Shares that should be authorized, the Compensation Committee examined the potential dilutive effect of the additional Plan Shares.

     The Board believes that equity-based incentives align the interests of management, employees and stockholders. Equity grants are an important element in attracting and retaining employees. Historically, all full-time employees of the Company have been granted equity awards. Given the intense competition for talented individuals, the Company’s ability to offer competitive compensation packages, including those with equity-based incentives is particularly important. It is the Company’s practice to grant options to new professionals and executives as they are hired and to all full-time employees when the annual performance-based compensation review is completed, generally in February or March of each year. During 2002, 2003, 2004 and so far during 2005, the Board has approved the issuance of 1,486,850, 1,422,900, 1,628,500 and 967,850 stock options, respectively, under the 1999 Plan. The Compensation Committee specifically approves all option grants to officers and the total of all stock options allowable to be granted each year to all other employees.

     As of March 23, 2005, the following table summarizes securities issuable and authorized by the stockholders under certain equity compensation plans (a):

Number of
	Number of		securities
	securities to be		authorized for
	issued upon	Weighted average	future issuance
	exercise of	exercise price of	under equity
	outstanding options	outstanding options	compensation plans

Equity compensation plans approved by security holders(b)	5,249,769	$10.58	3,194,222

(a)	Although the Company does not maintain a formal plan, common stock is issued to officers and key employees in lieu of cash for bonuses and company matches under the Company’s deferred compensation arrangements if elected by the employee. All such issuances are approved by the Compensation Committee, which is composed of three independent directors. Issuances to Named Employees are disclosed in the Company’s proxy statements.

(b)	There are no equity compensation plans, as defined by NYSE, that have not been approved by security holders.

     The increase in the number of authorized shares under the Plan is needed to allow it to continue to function and empower the Board with the ability to administer the Plan on a long-term basis by having a sufficient number of shares available to develop a long-term compensation strategy. Therefore, the Board would like to add to the total shares authorized to be issued under the Plan at modest amounts each year to continue to be comparable to peer companies and make executive officers’ compensation and performance more directly linked to growing the value of the common stock. Given the 81 million shares of common stock currently outstanding, an increase of 750,000 shares would constitute a maximum additional potential dilution of less than 1.0%.

     Although the full value of Annual Incentive Awards payable in cash are currently fully deductible under the 2005 Plan, Awards related to Stock granted to Covered Employees under the 2005 Plan do not currently comply with the limitations of Section 162(m) of the Code. In order to ensure the fully deductibility of Awards related to the additional shares under the 2005 Plan to Covered Employees, the 2005 Plan must be amended to specify limits on Awards related to Stock that can be granted to any Covered Employee in any fiscal year of the Company. In approving this Proposal 5, stockholders will also be re-approving the business criteria under the 2005 Plan, and the eligibility provisions of the 2005 Plan.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting in person or by proxy and entitled to vote on the proposals at the meeting is required after considering any abstentions. If the proposed amendment is not approved by stockholders at the Annual Meeting, no Awards will be granted under the 2005 Plan with respect to the additional 750,000 shares. See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

     The Board recommends that you vote FOR the approval of the proposed First Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan.

PROPOSAL 6 – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2005 and the Company’s internal controls over financial reporting. During fiscal 2004, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services.

Required Vote and Recommendation

     Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2005 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

     The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

GOVERNANCE OF THE COMPANY

     Range is committed to having sound corporate governance principles. Having and using such principles is essential to running Range’s business efficiently and to maintaining Range’s integrity in the marketplace. Range’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available under the Corporate Governance section of Range’s website at http://www.rangeresources.com, and are available in print upon request by any stockholder.

Code of Ethics

     The Company has developed a Code of Business Conduct and Ethics, which is applicable to all directors, consultants and employees of the Company, including the principal executive officers and the principal financial officer. The Company intends to post amendments to and waivers, if any, from its code of ethics (to the extent applicable to the Company’s chief executive officers and directors) on its website at http://www.rangeresources.com under the section titled “Corporate Governance.” In February 2005, the Company posted its latest amendment to its Code of Ethics which conformed the Company’s ethics program with the provisions for effective compliance and ethics programs under the Federal Sentencing Guidelines.

Board Independence

     The Board has determined that, except Mr. John Pinkerton, the Company’s President and CEO, none of the current directors standing for re-election, Messrs. Robert E. Aikman, Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, Allen Finkelson and Jonathan S. Linker, have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and each is independent within the meaning of the Company’s director independence standards, which reflect the New York Stock Exchange independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees, except Mr. Pinkerton, the Company’s President and CEO, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of the Company’s director independence standards. The Company has made no contributions to any charitable organization in which a director serves as an officer or director.

     The Board has determined that Mr. Kevin S. McCarthy, a current nominee for director, is “independent” within the meaning of the Company’s director independence standards. Mr. Jeffrey L. Ventura, a current nominee for director, is not “independent” since Mr. Ventura is an officer of the Company.

Board Structure and Committee Composition

     As of the date of this proxy statement, the Board has seven directors and the following five committees: (1) Audit, (2) Compensation, (3) Dividend, (4) Executive and (5) Governance and Nominating. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available under the Corporate Governance Section of the Company’s website at http://www.rangeresources.com. During 2004, the Board held twelve meetings and acted eleven times by unanimous written consents. The independent directors met twice during 2004 without the one employee director. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Range stockholders. All directors attended the last annual meeting of stockholders except for one director.

Governance and
Name of Director	Audit	Compensation	Dividend	Executive	Nominating
Non-Employee Directors:
Robert E. Aikman		Chair			Member
Charles L. Blackburn		Member	Chair	Chair
Anthony V. Dub	Chair
V. Richard Eales	Member
Allen Finkelson		Member		Member	Member
Jonathan S. Linker	Member				Chair

Employee Director:
John H. Pinkerton			Member	Member

Number of meetings in 2004	8	7	0	0	1
Number of Unanimous
Written Consents	0	1	5	0	0

Audit Committee

     Range has a separately-designated standing Audit Committee established in accordance with Section 10A-3(b) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Range’s financial statements, Range’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function, risk assessment and risk management, and serves as the primary point of interaction with Range’s independent registered public accounting firm. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews the Company’s disclosure controls and procedures, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees any investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

     All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that each member of the committee has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Board has determined and designated Mr. V. Richard Eales as the audit committee financial expert as described in item 401(h) of Regulation S-K. No member of the Company’s Audit Committee serves on the audit committee of any other public company. Mr. Linker serves as the chair of the audit committee of a private company. The report of the Audit Committee is included herein. The Audit Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Compensation Committee

     The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and directors; produces an annual report on executive compensation for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans and benefits programs; reviews and provides guidance on the Company’s human resource programs; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include: evaluating human resources and compensation strategies and overseeing the Company’s total incentive compensation program; reviewing and approving objectives relevant to executive officer compensation and evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving and amending the Company’s incentive compensation and stock option programs

(subject to stockholder approval, if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

     All of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

     The report of the Compensation Committee is included herein. The Compensation Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Dividend Committee

     The Dividend Committee is directed to declare and set the record and payment dates of dividends in accordance with Board directives. The Dividend Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Executive Committee

     The Executive Committee reviews and authorizes actions required in the management of the business and affairs of the Company, which would otherwise be determined by the Board, when it is not practicable to convene the Board. The Executive Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Governance and Nominating Committee

     The Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles to the Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance and Nominating Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; reviewing governance-related stockholder proposals and recommending Board responses; and overseeing the evaluation of the Board and management.

     All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

     The Governance and Nominating Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Consideration of Director Nominees

     The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to: Corporate Secretary, Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102.

Director Qualifications

     Range’s Corporate Governance Guidelines contain Board membership criteria that apply to Governance and Nominating Committee-recommended nominees for a position on Range’s Board. Under these criteria, members of the Board should have high professional and personal ethics and values. They should have broad experience in management, policy-making and/or finance. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

     The Governance and Nominating Committee utilizes a variety of methods to identify and evaluate nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Governance and Nominating Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Range’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance and Nominating Committee. The Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Governance and Nominating Committee does not expect to use a paid third party in identifying potential directors.

Executive Sessions

     Executive sessions of non-management directors are held at least once a year. The sessions are scheduled and chaired by Mr. Blackburn, the non-executive Chairman of the Board. Any non-management director can request that an executive session be scheduled. During 2004, two executive sessions were held of non-management directors.

Communications with the Board

     Interested parties may communicate with the non-executive Board by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102, Attention: Non-Executive Chairman of the Board. Any confidential matters may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to Board members can be submitted as noted and such correspondence will be forwarded to the individual Board members as designated.

DIRECTOR COMPENSATION

     Upon Mr. Blackburn’s election in April 2003 as the non-executive Chairman of the Board, the Board approved a retainer of $100,000 per annum for Mr. Blackburn. Such retainer is paid quarterly, one-half in cash and one-half in fully-vested restricted common stock of the Company issued at the then market value and placed in a deferred compensation account for Mr. Blackburn. No increase in Mr. Blackburn’s retainer was made in 2004.

     In September 2003, upon the recommendation of the Compensation Committee following its review of market data and other considerations, the Board approved an increase in director compensation. The Board maintained the annual grant of 8,000 stock options and retainer of $25,000 per annum for non-employee directors, but initiated a meeting fee of $1,000 for each Board or Committee meeting that a director attends, including telephonic meetings. The meeting fees were initiated to recognize the increased time and number of meetings required for Board service with increased responsibilities under each committee’s charters, especially the Audit and Compensation Committees. The Board also approved the recommendation of the Compensation Committee to grant each director annually restricted shares of the Company’s common stock in lieu of participation in the Company’s stock purchase plan. In May 2004, upon the recommendation of the Compensation Committee, the Board approved the grant of 4,000 shares of restricted common stock to each director.

     The following table provides information on Range’s compensation and reimbursement practices during 2004 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during 2004. Mr. Pinkerton did not receive any separate compensation for his Board participation.

Non-Employee Director
Compensation For 2004

	Rate per	Total fees
	Director	Paid

Non-Executive Chairman annual retainer	$100,000	$100,000
Non-employee directors’ annual retainer each	$25,000	$125,000
Board or Committee fee for each meeting	$1,000	$119,000
Annual stock options each (a)	8,000	48,000
Annual restricted common shares each (b)	4,000	24,000

(a)	Granted upon election as a director and automatically each year upon reelection at the annual meeting. 48,000 stock options were granted in 2004 at an exercise price of $11.30 which was equal to the fair market value of the common stock on the date of grant. Such options are fully vested upon grant and have a term of five years.

(b)	Granted on May 19, 2004 for the 2004-2005 fiscal term of directors at $11.30 per share, the fair market value of such shares on the date of grant. Such shares are fully vested upon grant.

     The range of total cash compensation earned by continuing non-employee directors for 2004 was $44,000 to $118,000. Directors are reimbursed for expenses attendant to Board membership and travel.

EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company as of April 1, 2005 is summarized below:

Name	Age	Officer Since	Position
John H. Pinkerton	51	1990	President and Chief Executive Officer

Jeffrey L. Ventura	47	2003	Executive Vice President – Chief Operating Officer

Steven L. Grose	56	2005	Senior Vice President — Appalachia

Roger S. Manny	47	2003	Senior Vice President and Chief Financial Officer

Herbert A. Newhouse	60	1998	Senior Vice President – Gulf Coast

Chad L. Stephens	50	1990	Senior Vice President – Corporate Development

Rodney L. Waller	55	1999	Senior Vice President, Chief Governance Officer and Secretary

     Officers are appointed annually to hold their respective offices by the Board of Directors at the Board’s meeting held in conjunction with the Annual Meeting of Stockholders in May of each year. For Mr. Pinkerton’s and Mr. Ventura’s biographical information, see “Election of Directors - Information Concerning Nominees” above.

     Steven L. Grose, Senior Vice President – Appalachia, joined Range in 1980. Previously, Mr. Grose was employed by Halliburton Services, Inc. from 1971 until 1978. Upon the formation of Great Lakes Energy Partners L.L.C. in September 1999, Mr. Grose was placed in charge of all operations of the joint venture between Range and FirstEnergy. Mr. Grose is a member of the Society of Petroleum Engineers and is a past president of The Ohio Oil and Gas Association. Mr. Grose received his Bachelor of Science degree in Petroleum Engineering from Marietta College. Mr. Grose was re-appointed an officer in February 2005.

     Roger S. Manny, Senior Vice President and Chief Financial Officer, joined Range in October 2003. Previously, Mr. Manny served as Executive Vice President and Chief Financial Officer of Matador Petroleum Corporation since 1998. Prior to 1998, Mr. Manny spent 18 years at Bank of America and its predecessors where he served as Senior Vice President in the energy group. Mr. Manny holds a Bachelor of Business Administration degree from the University of Houston and a Masters of Business Administration from Houston Baptist University.

     Herbert A. Newhouse, Senior Vice President – Gulf Coast, joined Range in 1998. Mr. Newhouse had held the position of Senior Vice President – Gulf Coast since joining Range. Prior to joining Range, Mr. Newhouse served as Executive Vice President of Domain Energy Corporation and as a Vice President of Tenneco Ventures Corporation. Mr. Newhouse was an employee of Tenneco for over 17 years and has over 30 years of operational and managerial experience in the oil industry. Mr. Newhouse received a Bachelor of Science in Chemical Engineering from Ohio State University.

     Chad L. Stephens, Senior Vice President – Corporate Development, joined Range in 1990. Prior to 2002, Mr. Stephens held the position of Senior Vice President –Southwest. Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer for approximately two years. Prior to that, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company. Mr. Stephens received a Bachelor of Arts in Finance and Land Management from the University of Texas.

     Rodney L. Waller, Senior Vice President and Corporate Secretary, joined Range in 1999. Since joining Range, Mr. Waller has held the position of Senior Vice President and Corporate Secretary. Previously, Mr. Waller was Senior Vice President of SOCO, now part of Devon Energy Corporation. Before joining SOCO, Mr. Waller was with Arthur Andersen. Mr. Waller is a certified public accountant and petroleum land man. Mr. Waller served as a director of Range from 1988 to 1993. Mr. Waller received a Bachelor of Arts degree in Accounting from Harding University.

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned or paid by the Company to the Chief Executive Officer of the Company and the four most highly compensated executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year for services rendered in all capacities during the years ended December 31, 2004, 2003 and 2002. In this Proxy Statement, these individuals are referred to as “Named Executive Officers.”

Summary Compensation Table

					Long-term
					Compensation
					Restricted		Securities
Name and	Annual Compensation				Stock		Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)		Options (#)	Compensation ($)(a)

John H. Pinkerton	2004	$386,827	$450,000	(d)	$106,220	(e)	180,000	$56,092
President & CEO	2003	358,462	400,000	(f)	106,200	(g)	175,000	54,286
	2002	363,462	271,000	(h)	—		175,000	135,860

Jeffrey L. Ventura (b)	2004	239,231	240,000	(d)	71,190	(e)	94,000	42,899
Executive Vice President –	2003	108,462	120,000	(f)	200,800	(g)(i)	100,000	19,080
COO

Roger S. Manny (c)	2004	184,231	150,000	(d)	36,160	(e)	54,000	34,969
Senior Vice President &	2003	43,615	30,000	(f)	70,000	(j)	60,000	4,362
CFO

Rodney L. Waller	2004	182,554	150,000	(d)	36,160	(e)	52,200	34,259
Senior Vice President	2003	176,664	125,000	(f)	35,400	(g)	50,700	44,299
	2002	174,808	88,000	(h)	—		50,700	49,200

Chad L. Stephens	2004	174,308	140,000	(d)	36,160	(e)	51,100	32,816
Senior Vice President –	2003	169,731	100,000	(f)	35,400	(g)	49,600	40,184
Corporate Development	2002	164,962	60,000	(h)	—		49,600	38,467

(a)	Represents the Company’s contribution to the 401(k) and deferred compensation plans in the form of common stock valued at 100% of the common stock’s closing price as reported by the New York Stock Exchange (“NYSE”) on the date of the contributions along with the value, if any, attributable to participation in the stock purchase plan.

(b)	Mr. Ventura joined the Company in July 2003.

(c)	Mr. Manny joined the Company in October 2003.

(d)	Officer bonuses for 2004 were paid 75% in cash and 25% placed in each officer’s deferred compensation account either in restricted common stock or cash at each officer’s election. The 25% deferred portion of the bonus will vest January 2, 2006. If elected by the officer, restricted stock was valued at $23.28 per share, 100% of the common stock’s closing price as reported by the NYSE at the time the bonuses were approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2004.

	Paid in Cash	Paid in Stock	Number of Shares

John H. Pinkerton	$337,500	$112,500	4,832
Jeffrey L. Ventura	180,000	60,000	2,577
Roger S. Manny	112,500	37,500	1,610
Rodney L. Waller	131,250	18,750	805
Chad L. Stephens	105,000	35,000	1,503

(e)	The Compensation Committee awarded restricted stock grants to officers on May 19, 2004. Such shares were valued at $11.30 per share, 100% of the common stock’s closing price as reported by the NYSE on the date of the grant. Such restricted shares were placed in each officer’s deferred compensation account subject to vesting over a three-year period at 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant. The following restricted stock awards were granted to the Named Executive Officers in 2004 – John H. Pinkerton, 9,400 shares; Jeffrey L. Ventura, 6,300 shares; Roger S. Manny, 3,200 shares; Rodney L. Waller, 3,200 shares and Chad L. Stephens, 3,200 shares.

(f)	Officer bonuses for 2003 were paid 75% in cash and 25% placed in each officer’s deferred compensation account either in restricted common stock or cash at each officer’s election. The 25% deferred portion of the bonus was subject to delayed vesting until January 2, 2005. If elected by the officer, restricted stock was valued at $10.48 per share, 100% of the common stock’s closing price as reported by the NYSE at the time the bonuses were approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2003.

	Paid in Cash	Paid in Stock	Number of Shares

John H. Pinkerton	$300,000	$100,000	9,541
Jeffrey L. Ventura	90,000	30,000	2,862
Roger S. Manny	22,500	7,500	715
Rodney L. Waller	93,750	31,250	2,981
Chad L. Stephens	75,000	25,000	2,385

(g)	The Compensation Committee awarded restricted stock grants to officers on September 24, 2003. Such shares were valued at $7.08 per share, 100% of the common stock’s closing price as reported by the NYSE on the date of the grant. Such restricted shares were placed in each officer’s deferred compensation account subject to vesting over a three-year period at 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant. The following restricted stock awards were granted to the Named Executives – John H. Pinkerton, 15,000 shares; Jeffrey L. Ventura, 10,000 shares; Rodney L. Waller, 5,000 shares and Chad L. Stephens, 5,000 shares.

(h)	Officer bonuses for 2002 were paid 75% in cash and 25% in restricted common stock of the Company placed in each officer’s deferred compensation account. The 25% deferred portion of the bonus was subject to delayed vesting until January 2, 2004. The restricted stock was valued at $5.83 per share, 100% of the common stock’s closing price as reported by the NYSE at the time the bonuses were approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2002.

	Paid in Cash	Paid in Stock	Number of Shares

John H. Pinkerton	$203,250	$67,750	11,621
Rodney L. Waller	62,250	20,750	3,559
Chad L. Stephens	45,000	15,000	2,573

(i)	Mr. Ventura was awarded 20,000 restricted common shares upon his employment in July 2003. Such shares were placed in his deferred compensation plan account and vest over a three-year period at 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant. Such shares were valued at $6.50 per share, 100% of the common stock’s closing price as reported by the NYSE on the date of the grant.

(j)	Mr. Manny was awarded 10,000 restricted common shares upon his employment in October 2003. Such shares were placed in his deferred compensation plan account and vest over a three-year period at 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant. Such shares were valued at $7.00 per share, 100% of the common stock’s closing price as reported by the NYSE on the date of the grant.

     The following table reflects the aggregate restricted stock award holdings as of December 31, 2004 of the Named Executive Officers which were unvested. Such restricted shares exclude any shares elected by individuals as partial payment of bonuses which are disclosed in the notes to the Summary Compensation Table shown above. The value of the stock as of December 31, 2004, is based upon the closing price as reported by NYSE of $20.46. Dividends are paid on the restricted stock granted to the Named Executive Officers. Specific vesting information as to each award is contained in the notes to the Summary Compensation Table shown above.

Restricted Stock Awards

						Value
		Number of	Average	Value at	Value at	Vested as of
	Year	Restricted Shares	Grant	Date of	December 31,	December 31,
	Granted	Granted	Price	Grant	2004	2004

John H. Pinkerton	2004	9,400	$11.30	$106,220	$192,324	—
	2003	15,000	$7.08	$106,200	$306,900	$92,070

Jeffrey L. Ventura	2004	6,300	$11.30	$71,190	$128,898	—
	2003	30,000	$6.69	$200,800	$613,800	$196,416

Roger S. Manny	2004	3,200	$11.30	$36,160	$65,472	—
	2003	10,000	$7.00	$70,000	$204,600	$67,518

Rodney L. Waller	2004	3,200	$11.30	$36,160	$65,472	—
	2003	5,000	$7.08	$35,400	$102,300	$30,690

Chad L. Stephens	2004	3,200	$11.30	$36,160	$65,472	—
	2003	5,000	$7.08	$35,400	$102,300	$30,690

Stock Option Grants and Exercises

     The following table reflects the stock options granted to the Named Executive Officers for the year ended December 31, 2004. The stock options are granted at 100% of the common stock’s closing price as reported by the NYSE on the date of the grant with a term of five years and vest 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant. No stock appreciation rights have been granted.

Stock Options Granted in 2004

	Individual Grants
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term (a)
Name	Granted (#)	Fiscal Year	Price	Date	5%	10%

John H. Pinkerton	180,000	10.7%	$10.48	2/11/09	$521,178	$1,151,666
Jeffrey L. Ventura	94,000	5.6%	10.48	2/11/09	272,171	601,426
Roger S. Manny	54,000	3.2%	10.48	2/11/09	156,353	345,500
Rodney L. Waller	52,200	3.1%	10.48	2/11/09	151,141	333,983
Chad L. Stephens	51,100	3.0%	10.48	2/11/09	147,957	326,945

(a)	The Securities and Exchange Commission prescribes the annual rates of stock price appreciation used in showing the potential realizable value of stock option grants. Actual realized value of the options may be significantly greater or less than that assumed.

     The following table reflects the stock options exercised during 2004 and the stock options held by the Named Executive Officers as of December 31, 2004. The value of “in-the-money” options represents the spread between the exercise price of the stock options and the common stock’s closing price as reported by the NYSE on December 31, 2004 of $20.46.

Option Exercises in 2004 and Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		at Year-End 2004		Year-End 2004
	Acquired on	Value	(Exercisable (E)/		(Exercisable (E)/
Name	Exercise (#)	Realized ($)	Unexercisable (U)) (#)		Unexercisable(U)) ($)

John H. Pinkerton	—	$—	317,500	(E)	$5,129,137	(E)
			405,000	(U)	$5,131,550	(U)

Jeffrey L. Ventura	—	$—	30,000	(E)	$418,800	(E)
			164,000	(U)	$1,915,320	(U)

Roger S. Manny	—	$—	18,000	(E)	$242,280	(E)
			96,000	(U)	$1,104,240	(U)

Rodney L. Waller	—	$—	154,630	(E)	$2,400,115	(E)
			118,970	(U)	$1,518,136	(U)

Chad L. Stephens	30,000	$430,551	63,640	(E)	$939,632	(E)
			116,660	(U)	$1,489,306	(U)

Employment and Change in Control Agreements

     There are no employment agreements currently in effect between the Company and any Named Executive Officer. The Company has agreed to pay the Named Executive Officers the following salaries effective March 1, 2005: John H. Pinkerton — $430,000; Jeffrey L. Ventura — $300,000; Roger S. Manny — $225,000; Rodney L. Waller — $210,000 and Chad L. Stephens — $190,000.

     Effective March 2005, the Board adopted the Range Resources Corporation Executive Change in Control Severance Benefit Plan (the “Management Plan”) pursuant to which officers and certain key employees (the “Management Group”) may be entitled to receive certain payments and benefits if there is a change in control and a member of the Management Group is terminated other than for cause or resigns for good reason. All other employees (the “Employee Group”) may be entitled to receive more limited payments under the Range Resources Corporation Employee Change in Control Severance Benefit Plan (the “Employee Plan”) upon an involuntary termination of employment by the Company for other than cause. Upon a Change in Control (as defined in the plans), all nonvested equity-based compensation awards automatically vest under both plans. If any person in the Management Group is (i) terminated, other than for Cause (as defined in the plans), (A) within twelve full calendar months following a Change in Control, (B) prior to a Change in Control in anticipation of the change in control, (C) during the period beginning on the date stockholder approval is obtained for a Business Combination (as defined in the plans) which constitutes a Change in Control and ending as of the last day of the twelfth full calendar month following the consummation of the Business Combination, or (D) during the period beginning with the earlier of the public announcement or commencement of a tender or exchange offer constituting a Change in Control and ending on the last day of the twelfth full calendar month following the consummation of such transaction, unless such transaction is a Business Combination, in which case the period will end in the twelfth full calendar month following stockholder approval of the Business Combination (each such period of at least twelve months, the “Protection Period”), or (ii) terminates employment within the Protection Period due to a material diminution of the position or responsibility of the employee, or reduction in the employee’s compensation or benefits, or a substantial change in the location of the principal place of the employee’s employment, the employee will receive a lump sum payment (the “Management Payment”) equal to (i) the employee’s “Benefit Multiple” multiplied by (ii) the sum of (a) the average of the bonuses paid or awarded to the employee for the three prior fiscal years plus (b) the employee’s base salary. The Benefit Multiple for the Named Executive Officers is: Mr. Pinkerton – three; Mr. Ventura – three; Mr. Manny – two and one-half; Mr. Waller – two; and Mr. Stephens – two.

     The Benefit Multiple for other members of the Management Group is two for officers and one for other key employees eligible to participate in the Management Plan. In addition, upon such a termination, persons in the Management Group will receive, for a period of years equal to their Benefit Multiple, continued participation in any medical, dental, life and disability insurance and any other insurance arrangement for the continued benefit of the employee (and, if applicable, the employee’s spouse and minor children) in which such persons were participating immediately prior to the earlier of the termination of employment or the date of the event constituting good reason. If any person in the Employee Group is terminated by the Company, other than for Cause, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to (i) six months of their total annual base salary, plus (ii) one-half of the average of the past two annual bonuses paid or awarded to the employee.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has responsibility for overseeing all compensation arrangements affecting executive officers. The Committee’s duties include reviewing and approving officers’ salaries, setting incentive compensation and bonus targets and administering the bonus, incentive compensation and stock option plans. The Committee advises and consults with management regarding benefits and significant compensation policies and practices. This Committee also considers nominations of candidates for officer positions.

General Compensation Philosophy

     The Compensation Committee believes that executive officers’ salaries and overall compensation should be competitive with similar oil and gas companies after taking into account an executive’s performance. The Committee uses stock options and other equity-based incentives to help retain and motivate employees with the goal of improving long-term performance and aligning employee’s interests with those of the stockholders. During 2004, the Compensation Committee engaged its own independent executive compensation consultant to advise and consult with the Committee as to compensation practices and strategies.

Components of Compensation

     The key elements of executive compensation are salary, bonus and equity compensation awards. In determining each component of compensation, the Compensation Committee considers an executive’s total compensation package, recommendations of the Company’s President, and other objective and subjective criteria that the Committee deems appropriate.

Salaries

     The Compensation Committee reviews the salary of each executive annually and makes adjustments when the Committee thinks they are appropriate. The Committee considers each executive’s responsibilities, specific experience and performance, compensation practices of similarly situated companies and the executive’s overall contribution to the Company.

Bonuses

     Executive bonuses are discretionary and based on each executive’s specific performance during the year taken in context of the Company’s overall performance.

Stock Options

     The Board of Directors adopted the 1999 Stock Option Plan, which was approved by the stockholders at the 1999 Annual Meeting. Employees and directors may receive awards under the Stock Option Plan. The Compensation Committee uses the Stock Option Plan to help attract, motivate and retain personnel and to reward them for contributions to the Company. The Compensation Committee administers the Stock Option Plan in full compliance with Rule 16b-(3) under the Securities Exchange Act of 1934. The Compensation Committee determines the incentive awards granted to each participant and the terms, conditions and limitations applicable to each award. During 2002 after a review of twenty-two exploration and production companies with market capitalizations of $600 million and below, the Compensation Committee determined that the Company had not granted stock options in the same proportion as other peer companies as part of its compensation arrangements. Therefore, greater awards were made to the executives beginning in 2002 along with other officers and key personnel. The scope of the 1999 Stock Option Plan limits the Compensation Committee to only granting equity compensation awards in the form of stock options and stock appreciation rights. Therefore, the Committee has directed the Company to submit a new plan, the 2005 Equity-Based Compensation Plan, for shareholder approval which will allow the Committee greater discretion in granting equity compensation awards and annual performance cash awards.

Section 162 of the Internal Revenue Code

     The Company attempts to take all proper tax deductions while maintaining the ability to pay compensation which is deemed to be in the Company’s interest, but which may not be deductible. Section 162 of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount of compensation paid to its officers unless the compensation is performance based. The 2005 Equity-Based Compensation Plan, currently being submitted to the shareholders for approval, provides for performance based criteria which is intended to comply with Section 162.

Compensation of the President and CEO

     The Compensation Committee considered the Company’s overall performance as well as the individual contributions of the President and CEO in determining his 2004 bonus and reviewing his salary. The Committee noted a number of achievements in 2004. The Company’s proved reserves grew 72% reaching 1.18 Tcfe. Drilling replaced 217% of production. A reactivated acquisition effort led to over $500 million of purchases in core areas at a cost of $1.19 per mcfe. Total reserve replacement reached 821% and reserves were added at an all-in cost of $1.20 per mcfe. Based upon current future prices, capital expenditures during the year should yield a compound annual rate of return of over 40%. Production increased year over year by 23%. Net income before accounting changes increased 37% to $42 million as fully diluted earnings per share rose to $0.57. (See the Company’s website for the calculation of these measures.)

     In light of these and other factors, Mr. Pinkerton was awarded a $450,000 bonus of which 25% was in the form of 4,832 shares of restricted common stock. Mr. Pinkerton’s bonus was awarded in recognition of his role in the numerous improvements made in the Company’s performance during the year in production growth, reserve replacement, improved capital structure, low finding and development cost and increases in cash flow and earnings. Mr. Pinkerton’s salary was increased to $430,000. Mr. Pinkerton was granted 93,750 options with a $23.28 exercise price under the Stock Option Plan on February 15, 2005.

     Decisions on the bonuses and salary increases for other executives were influenced by the Company’s overall performance as well as the performance of the individual executive and his or her success in attaining performance goals.

     Each of the members of the Compensation Committee is independent within the meaning of the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

     This report has been furnished by the members of the Compensation Committee.

Robert E. Aikman, Chair Charles L. Blackburn Allen Finkelson

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors, during the last fiscal year ended December 31, 2004, consisted of Messrs. Aikman, Blackburn and Finkelson. During the last fiscal year, there were no compensation committee interlocks or insider participation.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph is included in accordance with the SEC’s executive compensation disclosure rules. This historic stock price performance is not necessarily indicative of future stock performance. The graph compares the change in the cumulative total return of the common stock, the Dow Jones Secondary Oils Index, and the S&P 500 Index for the five years ended December 31, 2004. The graph assumes that $100 was invested in the Company’s common stock and each index on December 31, 1999.

	1999	2000	2001	2002	2003	2004
Range Resources Corporation	$100	$216	$143	$169	$296	$642
DJ Secondary Oils	100	85	77	78	101	142
S&P500	100	90	78	60	76	82

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for the engagement of the Company’s independent registered public accountants, monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent registered public accountants. This Committee also reviews the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board, in its business judgment, has determined that all members of the Committee are “independent” as required by the NYSE. Mr. V. Richard Eales was designated as the “audit committee financial expert” primarily, but not solely, due to his prior experience with public reporting companies.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for 2004, Ernst & Young LLP, are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Committee held eight meetings during 2004. The meetings involved the discussion of the audited consolidated financial statements of the year ended December 31, 2003, discussion of the 2004 quarterly consolidated financial statements of the Company and various aspects of the Company’s internal controls and financial reporting. The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between the Committee, management and Ernst & Young. We discussed with the auditors the overall scope and plans for their audit. We met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We have reviewed and discussed the audited consolidated financial statements for the year-ended December 31, 2004 with management and Ernst & Young. We also discussed with the auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. The auditors provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and we discussed with them their independence from the Company. When considering Ernst & Young’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Ernst & Young for audit, tax and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year-ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Range Resources Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

     This report has been furnished by the members of the Audit Committee.

Anthony V. Dub, Chair V. Richard Eales Jonathan S. Linker

Independent Registered Public Accountants

     The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2005 and the Company’s internal controls over financial reporting. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting, pursuant to proposal 6.

     Representatives of Ernst & Young LLP are expected to be present at the meeting. Ernst & Young representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions at the meeting.

Audit Fees

     The Company’s independent registered public accounting firm for 2004 and 2003 was Ernst & Young LLP. The fees billed to the Company by Ernst & Young LLP are shown in the table below. Such fees include Range’s pro rata part of fees charged to Great Lakes Energy Partners LLC when Range only owned 50% of the joint venture prior to the acquisition of the full interest in June 2004.

	Year Ended December 31,
	2004	2003
Audit fees	$725,974	$342,510
Audit-related fees	1,623	—
Tax fees	28,116	108,428
All other fees	—	—

	$755,713	$450,938

     Audit fees consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the Company’s internal controls over financial reporting, reviews of the financial statements included in the Company’s quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

     Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions. In 2003, charges included assistance in a deferred tax reconciliation project.

     All other fees consist of fees for products and services other than services reported above.

Pre-Approval Policy and Procedures

     The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) the Company’s independent auditor provides. All audit, audit-related and tax services rendered by Ernst & Young in 2004 were approved by the Audit Committee before Ernst & Young was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2004 occurred during the regularly scheduled meetings of the Audit Committee.

SECURITY OWNERSHIP

     The following table reflects the beneficial ownership of the Company’s common stock based upon the _____________ common shares outstanding as of April 1, 2005 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each director, director nominee and each of the five Named Executive Officers (as defined under “Executive Compensation — Summary Compensation Table”) and (iii) all directors, director nominees and executive officers as a group. The business address of each individual listed below is: c/o Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

	Common Stock
	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class
Robert E. Aikman	176,416	(1)	*
Charles L. Blackburn	42,927	(2)	*
Anthony V. Dub	200,000	(3)	*
V. Richard Eales	104,000	(4)	*
Allen Finkelson	157,812	(5)	*
Jonathan S. Linker	59,000	(6)	*
Kevin S. McCarthy	—	(7)	*
John H. Pinkerton	981,659	(8)	1.2%
Jeffrey L. Ventura	105,427	(9)	*
Roger S. Manny	52,494	(10)	*
Chad L. Stephens	267,923	(11)	*
Rodney L. Waller	413,792	(12)	*
All directors and executive officers as a group (14 individuals)	2,784,489	(13)	3.4%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	7,426,250	(14)	9.1%

Wells Fargo & Company 420 Montgomery Street San Francisco, California 94104	7,169,575	(15)	8.8%

*Less than one percent.

(1)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days, 14,500 shares owned by Mr. Aikman’s family trust, and 14,366 shares owned by Mr. Aikman’s spouse to which Mr. Aikman disclaims beneficial ownership.

(2)	Include 24,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 18,927 shares held in the Company’s deferred compensation plan.

(3)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 4,000 shares held in the Company’s deferred compensation plan.

(4)	Includes 38,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 3,500 shares held in the Company’s deferred compensation plan.

(5)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 46,812 shares held in the Company’s deferred compensation plan.

(6)	Includes 24,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 10,000 shares held in the Company’s deferred compensation plan.

(7)	Mr. McCarthy is a director nominee at the 2005 Annual Meeting.

(8)	Includes 482,750 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days, 121,199 shares held in an IRA account, 272,133 shares held in the Company’s deferred compensation and 401(k) plans, 4,772 shares owned by Mr. Pinkerton’s minor children and 3,499 shares owned by Mr. Pinkerton’s spouse, to which Mr. Pinkerton disclaims beneficial ownership.

(9)	Includes 58,200 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 47,227 shares held in the Company’s deferred compensation and 401(k) plans of which 20,000 shares are subject to vesting requirements until July 2006.

(10)	Includes 34,200 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 18,294 shares held in the Company’s deferred compensation and 401(k) plans of which 10,000 shares are subject to vesting requirements until October 2006.

(11)	Includes 115,940 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 80,376 shares held in the Company’s deferred compensation and 401(k) plans, 18,000 shares owned by a family trust, 3,879 shares owned by Mr. Stephens’ minor children and 15,000 shares owned by Mr. Stephens’ spouse, to which Mr. Stephens disclaims beneficial ownership.

(12)	Includes 208,031 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 42,500 shares in an IRA account and 136,978 shares held in the Company’s deferred compensation and 401(k) plans.

(13)	Includes 1,219,091 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 716,944 shares held in the Company’s deferred compensation and 401(k) plans.

(14)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2005. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,419,450 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,006,800 shares as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,426,250 shares owned by the Funds and the institutional accounts. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. Accordingly, through their ownership of voting common stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(15)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 22, 2005. Wells Fargo & Company, a Parent Holding Company in accordance with 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, reported on behalf of Wells Capital Management Incorporated (6,844,926 shares) and Wells Fargo Funds Management, LLC (5,490,687 shares), both Registered Investment Advisors in accordance with Regulation 13d-1(b)(1)(ii)(E), an aggregate beneficial ownership of 7,169,575 shares. Wells Fargo & Company reported sole voting power of 7,150,236 shares and sole dispositive power of 6,844,926 shares. Wells Capital Management Incorporated reported sole voting power of 1,659,543 shares and sole dispositive power of 6,844,926 shares. Wells Fargo Funds Management, LLC reported sole voting power of 5,490,687 shares and sole dispositive power of zero shares.

SECURITY HOLDERS SHARING AN ADDRESS

     Only a single copy of the proxy statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address. Upon a written request to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102, or an oral request made to Karen Giles at (817) 810-1938, the Company will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written request to the same address or an oral request to the above telephone extension (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2004.

OTHER BUSINESS

     Management knows of no other business that will be presented for consideration at the meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ANNUAL REPORT

     The Annual Report for the year-ended December 31, 2004 accompanies this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Any stockholder desiring to present a stockholder proposal at the 2006 Annual Meeting and to have the proposal included in our proxy statement must send it to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102 so that it is received on or before December ___, 2005. All such proposals should be in compliance with the Securities and Exchange Commission regulations. We will only include in the proxy materials those stockholder proposals that we receive prior to the deadline and that are proper for stockholder action.

     Any stockholder who desires to present proposals at our Annual Meeting in 2006 but does not wish to have the proposals included in our proxy statement for the meeting must submit those proposals to the Secretary of the Company no later than March ___, 2006. If we do not receive proposals by that time, the persons named in the proxies we solicit for the 2006 Annual Meeting will vote their proxies at their discretion in regard to the proposals.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney L. Waller
Secretary

Exhibit A

RANGE RESOURCES CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

1.	Purpose	A-1

2.	Definitions	A-1

3.	Administration	A-4
	(a) Authority of the Committee	A-4
	(b) Manner of Exercise of Committee Authority	A-5
	(c) Limitation of Liability	A-5

4.	Stock Subject to Plan	A-5
	(a) Overall Number of Shares Available for Delivery	A-5
	(b) Application of Limitation to Grants of Awards	A-6
	(c) Availability of Shares Not Delivered under Awards	A-6
	(d) Stock Offered	A-6

5.	Eligibility; Per Person Award Limitations	A-6

6.	Specific Terms of Awards	A-6
	(a) General	A-6
	(b) Options	A-6
	(c) Stock Appreciation Rights	A-7
	(d) Restricted Stock	A-8
	(e) Phantom Stock	A-9
	(f) Bonus Stock and Awards in Lieu of Obligations	A-9
	(g) Dividend Equivalents	A-9
	(h) Other Awards	A-10

7.	Certain Provisions Applicable to Awards	A-10
	(a) Stand-Alone, Additional, Tandem, and Substitute Awards	A-10
	(b) Term of Awards	A-10
	(c) Form and Timing of Payment under Awards; Deferrals	A-10
	(d) Exemptions from Section 16(b) Liability	A-10
	(e) Non-Competition Agreement	A-11

8.	Performance and Annual Incentive Awards	A-11
	(a) Performance Conditions	A-11
	(b) Performance Awards Granted to Designated Covered Employees	A-11
	(c) Annual Incentive Awards Granted to Designated Covered Employees	A-12
	(d) Written Determinations	A-13
	(e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code	A-13

9.	Recapitalization or Reorganization	A-13
	(a) Existence of Plans and Awards	A-13
	(b) Subdivision or Consolidation of Shares	A-13
	(c) Corporate Restructuring	A-14
	(d) Change in Control Price	A-14
	(e) Non-Option Awards	A-14
	(f) Additional Issuances	A-15
	(g) Restricted Stock Awards	A-15

10.	General Provisions	A-15

-i-

(a) Transferability	A-15
(b) Taxes	A-16
(c) Changes to this Plan and Awards	A-16
(d) Limitation on Rights Conferred Under Plan	A-16
(e) Unfunded Status of Awards	A-16
(f) Nonexclusivity of this Plan	A-17
(g) Payments in the Event of Forfeitures; Fractional Shares	A-17
(h) Severability	A-17
(i) Governing Law	A-17
(j) Conditions to Delivery of Stock	A-17
(k) Plan Effective Date and Stockholder Approval	A-17

-ii-

RANGE RESOURCES CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

     1. Purpose. The purpose of the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Range Resources Corporation, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

     2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) “Acquiring Person” means (i) any Person other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, and (ii) all members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) of which any Person described in clause (i) is a member with respect to the Company's securities.

          (b) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (c) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

          (d) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

          (e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (f) “Board” means the Company’s Board of Directors.

          (g) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

          (h) “Change in Control” means the occurrence of any of the following events:

               (i) Any Acquiring Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company or (B) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii)  of this Section 2(h);

               (ii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

               (iii) The stockholders of the Company approve a reorganization, merger or consolidation or sale or other disposition (in one or a series of related transactions) of all or substantially all of the assets of the Company or an acquisition of assets of another corporation which is consummated (a “Business Combination”) (or, if no such approval is required, the consummation of such a Business Combination), in each case, unless, immediately following such Business Combination, (A) individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

               (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution); or

               (v) A public announcement or commencement is made of a tender or exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, 50% or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; provided, that, within one year after the occurrence of such event, an event described in clauses (i), (ii), (iii) or (iv) of this Section 2(h) shall have occurred (in which case a Change in Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (v)).

          (i) “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.

          (j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (k) “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

          (l) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

          (m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (n) “Effective Date” means May 18, 2005.

          (o) “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (q) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

          (r) “Fair Market Value” means, for a particular day:

               (i) if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

               (ii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

               (iii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

               (iv) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

               (v) if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

For purposes of valuing Incentive Stock Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

          (s) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

               (t) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

               (u) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

               (v) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

               (w) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

               (x) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

               (y) “Person” shall mean any individual, group, partnership, limited liability company, corporation, association, trust, or other entity or organization.

               (z) “Phantom Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

               (aa) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code.

               (bb) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

               (cc) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

               (dd) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

               (ee) “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

               (ff) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

               (gg) “Subsidiary” means any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by the Company.

               (hh) “Voting Securities” means with respect to any Person any securities or interests that vote generally in the election of directors, in the admission of general partners or members, or in the selection of any other similar governing body of such Person.

          3. Administration.

               (a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Stock Rights, or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

               (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

               (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

          4. Stock Subject to Plan.

               (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed a number equal to (i) 9,250,000 shares of Stock, less (ii) the number of shares of the Stock issued under the Range Resources Corporation 1999 Stock Option Plan (the “1999 Plan”) prior to the Effective Date, and shares of Stock issuable pursuant to awards outstanding under the 1999 Plan as of the Effective Date, plus (iii) shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued; provided, however, in the event the Plan is not approved by the stockholders of the Company, the shares otherwise available under the Plan shall continue to be available under the 1999 Plan.

               (b) Application of Limitation to Grants of Awards. No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

               (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

               (d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

          5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. In any fiscal year, during any part of which this Plan is in effect, a Covered Employee may not be granted Awards, the value of which is not based on Stock, equal to more than $2,500,000.

          6. Specific Terms of Awards.

               (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

               (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

               (i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Incentive Stock Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant, and the exercise price per share of Stock subject to an Option other than an Incentive Stock Option shall not be less than the par value per share of the Stock (but may be less than the Fair Market Value of a share of the Stock on the date of grant).

               (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

               (iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

               (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

               (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise or settlement (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (B) the grant price of the SAR as determined by the Committee.

               (ii) Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise or settlement, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable or settleable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

                    (A) A Stock Appreciation Right granted in connection with an Option shall be exercisable or settleable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

                    (B) Upon the exercise or settlement of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

                    (1) the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise or settlement of the Stock Appreciation Right, by

                    (2) the number of shares as to which that Stock Appreciation Right has been exercised or settled.

               (iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable or settleable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

                    (A) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

                    (B) Each Award agreement shall state the time the Stock Appreciation Right will be settled or the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

                    (C) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised or settled.

                    (D) Each Stock Appreciation Right shall entitle a participant, upon exercise or settlement thereof, to receive payment of an amount determined by multiplying:

                    (1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise or settlement of that Stock Appreciation Right, by

                    (2) the number of shares as to which the Stock Appreciation Right has been exercised or settled.

               (iv) Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised or settled in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised or settled in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

               (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

               (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

               (iii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

               (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

               (e) Phantom Stock. The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

               (i) Award and Restrictions. Satisfaction of an Award of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Phantom Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

               (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Phantom Stock shall be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Phantom Stock and the amount or value thereof automatically deemed reinvested in additional Phantom Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

               (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

               (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

               (h) Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h). In addition, the Committee may grant Performance Awards and Annual Incentive Awards pursuant to Section 8 hereof that are not necessarily denominated, payable, or valued in or otherwise related to Stock.

          7. Certain Provisions Applicable to Awards.

               (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary; provided, however, the Committee shall not grant Options with reload features. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

               (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

               (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any such deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

               (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

               (e) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its subsidiaries for a period after the termination of such Participant’s employment with the Company and its subsidiaries as determined by the Committee.

     8. Performance and Annual Incentive Awards.

               (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

               (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

               (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

               (ii) Business and Individual Performance Criteria.

                    (A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization, and exploration expense; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; (11) finding and development costs; (12) production growth; or production growth per share; (13) cash flow; or cash flow per share; (14) reserve replacement; and (15) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

                    (B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

               (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

               (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

               (v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

               (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

               (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

               (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

               (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

               (e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

          9. Recapitalization or Reorganization.

               (a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

               (b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

               (i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

               (ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

               (ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

               (iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

               (iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

               (c) Corporate Restructuring. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options held by any individual holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) provide that the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets, or dissolution, if the holder had been the holder of record of the number of shares of Stock covered by the Award, or (4) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding).

               (d) Change in Control Price. The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control (without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets) in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

               (e) Non-Option Awards. In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

               (f) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

               (g) Restricted Stock Awards. Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Stock awarded to the holder pursuant to such Restricted Stock Award and then outstanding and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Section 9(g) may vary among individual holders and may vary among the Restricted Stock Awards held by any individual holder.

          10. General Provisions.

               (a) Transferability.

               (i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

               (ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

               (iii) Other Transfers. Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution except that in the Committee’s discretion a Stock Appreciation Right, Phantom Stock Award (if such Stock Appreciation Right or Phantom Stock Award is not exercisable for Stock and not subject to the Participant’s or holder’s discretion as to the timing or method of payment) or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) may be transferable, however, not for consideration. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

               (iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

               (v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

               (vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

               (b) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

               (c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. In no event may the Board or the Committee make any alteration to or amendment of an Award or provide for the exchange of any Awards that, in either case, would constitute the repricing of Options for purposes of the rules of the New York Stock Exchange.

               (d) Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

               (e) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

               (f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

               (g) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

               (h) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

               (i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

               (j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no restriction on any Restricted Stock Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

               (k) Plan Effective Date and Stockholder Approval. This Plan was adopted by the Board on March 28, 2005 and became effective upon approval by the stockholders of the Company at the annual meeting occurring May 18, 2005.

Exhibit B

FIRST AMENDMENT
TO THE
RANGE RESOURCES CORPORATION
2005 EQUITY-BASED COMPENSATION PLAN

     This First Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is effective as provided herein and is made by Range Resources Corporation, a Delaware corporation (the “Company”):

     WHEREAS, the Company has established the Plan in order to attract able persons to serve as directors or to enter the employ of the Company and its affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership thereby strengthening their concern for the welfare of the Company and its affiliates and, further, to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates;

     WHEREAS, an increase in the aggregate number of shares of Stock that may be used in connection with the Plan must be approved by the stockholders of the Company, pursuant to Section 10(c) of the Plan and section 422(b) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, this First Amendment is subject to stockholder approval.

     NOW, THEREFORE, the Plan is amended as provided herein, effective as of May 18, 2005, provided that the terms of this First Amendment are approved by the Company’s stockholders, and, except as provided below, the Plan shall continue to read in its current state:

Section 4(a) of the 2005 Equity-Based Compensation Plan will be amended to read in its entirety as follows:

4. Stock Subject to Plan.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed the sum of (i) 750,000 shares (the “162(m) Covered Shares”), plus (ii) 9,250,000 shares of Stock, less (iii) the number of shares of Stock issued under the Range Resources Corporation 1999 Stock Option Plan (the “1999 Plan”) prior to the Effective Date and less the number of shares of Stock issuable pursuant to awards outstanding under the 1999 Plan as of the Effective Date, plus (iv) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.

Section 5 of the 2005 Equity-Based Compensation Plan will be amended to read in its entirety as follows:

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. In any 12-month period established by the Committee, during any part of which this Plan is in effect, a Covered Employee may not be granted Awards, with respect to the 162(m) Covered Shares,

B- 1

relating to more than 300,000 shares of Stock with respect to Stock-based Awards, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, or $2,500,000 with respect to Awards the value of which is not based on Stock.

     IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this First Amendment as set forth below.

RANGE RESOURCES CORPORATION

By:

Name:

Title:

Date:

B- 2

Form of proxy card

FRONT:

PROXY	PROXY

RANGE RESOURCES CORPORATION
Proxy Solicited on Behalf of the Board of Directors
For The Annual Meeting of Stockholders — May 18, 2005

The undersigned hereby appoints John H. Pinkerton and Rodney L. Waller, and each of them, his/her true and lawful agents and proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possess if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 18, 2005, and at any adjournments thereof.

1.	To elect a board of nine Directors, each for a one-year term: The nominees of the Board of Directors are:

(1)	Robert E. Aikman, (2) Charles L. Blackburn, (3) Anthony V. Dub, (4) V. Richard Eales, (5) Allen Finkelson, (6) Jonathan S. Linker,

(7)	Kevin S. McCarthy, (8) John H. Pinkerton and (9) Jeffrey L. Ventura.

2.	To increase authorized common shares under Restated Certificate of Incorporation from 100 million to 250 million shares.

3.	To provide mandatory indemnification for Company’s directors, officers and employees under Restated Certificate of Incorporation.

4.	To adopt the 2005 Equity-Based Compensation Plan.

5.	To increase the common stock authorized to be issued under the 2005 Equity-Based Compensation Plan by 750,000 shares.

6.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side)

REVERSE SIDE:

RANGE RESOURCES CORPORATION
The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6

1. Election of Directors	For	Withheld	For All
(see reverse)	All	All	Except
(indicate number(s) of director
nominees in blank)

Area reserved for
Name & Address

	For	Against	Abstain
2. Approve additional common stock under Certificate.	___	___	___
3. Approve indemnification change to Certificate.	___	___	___
4. Approve 2005 Equity-Based Compensation Plan.	___	___	___
5. Increase common stock under 2005 Equity Plan.	___	___	___
6. Ratify Ernst & Young LLP for 2005.	___	___	___

Date: __________________________________________________________, 2005

Signature(s)

Signature(s)

A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” the Proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Meeting or any adjournment or postponement thereof. If the Company proposes to adjourn the Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Meeting. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.